UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 5, 2009

ULTICOM, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-30121	22-2050748
State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	I.R.S. Employer Identification No.

1020 Briggs Road

Mount Laurel, New Jersey

08054

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 5.02 of this Current Report on Form 8-K, on May 5, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Ulticom, Inc. (the “Company”) approved long-term incentive awards consisting of a total of 336,538 shares of restricted common stock of the Company. The shares of restricted common stock were issued to four executive officers of the Company, including the Chief Executive Officer and Chief Financial Officer. The Company issued the restricted stock in a private placement pursuant to exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The terms of the long-term incentive awards are described in Item 5.02 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers.

Additionally, on May 5, 2009, the Committee adopted the Fiscal Year 2009 Executive Management Incentive Compensation Plan (the “2009 ICP”). Pursuant to the 2009 ICP, the Committee established performance metrics and cash incentive target awards for the Chief Executive Officer and the Senior Vice Presidents for the Company’s fiscal year ending January 31, 2010 (“fiscal 2009”). The target incentive awards were determined by multiplying the executive’s base salary by a percentage based on such executive’s level of responsibility. The target incentive award for (i) the Chief Executive Officer is 75% of base salary and (ii) each of the Senior Vice Presidents is 50% of base salary. The potential cash payout to an executive ranges from 0% to 200% of such executive’s target incentive award, based on the achievement of the performance metrics under the 2009 ICP. The performance metrics under the 2009 ICP consist of Company financial performance goals and individual performance goals, with 80% of the potential award being determined by Company financial performance and 20% by individual performance. In addition to the foregoing, the Committee has the discretion to adjust any award upwards or downwards by 20% of the total incentive award amount to take into account additional factors it deems relevant, including leadership skills or other factors that occur during the performance year.

Also on May 5, 2009, the Committee approved long-term incentive awards for the Chief Executive Officer and the Senior Vice Presidents for fiscal 2009, consisting of shares of restricted common stock of the Company. The Committee approved the following awards of restricted common stock:

Name and Title	Restricted Stock (# of shares)
Shawn Osborne President and Chief Executive Officer	168,269
Mark Kissman Senior Vice President and Chief Financial Officer	72,115
James Johnston Senior Vice President – Operations	48,077
Shila Roohi Senior Vice President – Engineering	48,077

Half of the restricted stock awards will vest on a time-based basis, while the remaining half will be subject to the achievement of certain revenue goals as approved by the Committee for the fiscal 2009 year. The time-based portion of the restricted stock awards will vest in three equal annual installments, subject to each executive’s continued employment on such vesting dates. If the financial conditions are met the performance-based awards will vest ratably over a 3-year period from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTICOM, INC.

Date: May 11, 2009	By:	/s/ Shawn Osborne
		Name:	Shawn Osborne
		Title:	Chief Executive Officer